NL 0002-0001
Redacted portions have been omitted as confidential and filed separately with the Commission

Project Snow

Buyer List
08/03/2015

RBC Capital Markets®

Project Snow Update as of 8/3/15 (Summary List)

Buyer	Last Contact	NDA and/or One-pager Sent	NDA Signed	Date NDA Signed	CIM		Initial Bid
					Sent	Softcopy	
Interested Parties							
[redacted]	08/03/15	✓	✓	08/14/14	06/24/15	✓	$2.8-3.6mm
Non-interested Parties							
[redacted]	07/22/15	✓					
[redacted]	07/24/14	✓					
[redacted]	07/29/15	✓	✓	07/07/15	07/07/15	✓	
[redacted]	08/13/14						
[redacted]	08/13/14	✓					
[redacted]	07/07/15	✓	✓	08/07/14	06/16/15	✓	
[redacted]	07/23/14	✓					
[redacted]	07/23/14	✓					
[redacted]	07/21/14	✓					
[redacted]	08/11/14	✓	✓	07/18/14	07/21/14	✓	
[redacted]	07/08/15	✓	✓	07/18/14	07/21/14	✓	
[redacted]	07/28/15						
[redacted]	11/06/14	✓	✓	07/22/14	07/22/14	✓	
[redacted]	07/22/14	✓					
[redacted]	07/22/14	✓					
[redacted]	07/21/14	✓					
[redacted]	06/11/15	✓	✓	07/25/14	07/25/14	✓	
[redacted]	08/04/14	✓					
[redacted]	07/22/14	✓					
[redacted]	07/07/15	✓					
[redacted]	08/13/14	✓	✓	07/18/14	07/21/14	✓	
[redacted]	07/21/14	✓					
[redacted]	06/20/15	✓	✓	07/18/14	07/21/14	✓	
[redacted]	07/31/14						
Total	**25**	**22**	**9**	**9**		**9**	

- Represents parties that are not interested.

Redacted portions have been omitted as confidential and filed separately with the Commission

Project Snow Potential Buyers List Update as of 8/3/15

NDAs Sent: 22 NDAs Signed : 9 Sent 9 CIMs to 9 Companies Passed: 24

Buyer	Contact	Phone	Email	NDA / One-pager Sent	NDA Signed	CIM #	CIM Sent	CIM Softcopy	Pr. Ltr. Sent	Pass	Comment
Cable / Telco Operators											
[redacted]	[redacted]	[redacted]	[redacted]	7/17/14						✓	- 07/17/14: Spoke to [redacted] he will follow-up with [redacted] and get back to us on their level of interest. - 08/13/14: Tied up with [redacted] - 11/06/14: Completed acq. of [redacted] - 06/20/15: Left VM for [redacted] - 06/30/15: Sent one-pager / high-level info to [redacted] - 07/22/15: Not interested.
[redacted]	[redacted]	[redacted]	[redacted]	7/23/14						✓	- 07/24/14: Sent e-mail with map and high-level metrics. No reply.
[redacted]	[redacted]	[redacted]	[redacted]	7/24/14	08/14/14	1	06/24/15	06/24/15			- Bid $630k for Aliceville last time. - [redacted] and [redacted] met with [redacted] on Thursday (07/24); expressed interest in participating. - 08/14/14: Returned executed copy of NDA. Will work quickly to provide feedback and valuations, if moving forward. - 05/19/15: [redacted] reached out to RBC wondering if NCP-8 was still on the market, which RBC indicated it was. - 06/24/15: [redacted] confirmed interested, and we sent the updated CIM. - 07/01/15: Sent follow-up e-mail to [redacted] seeking feedback and thoughts on NCP-8. - 07/09/15: [redacted] submitted preliminary diligence questions. Responses were sent 07/15. - 07/29/15: RBC requested preliminary valuation range. - 08/03/15: Provided preliminary range of $2.8-$3.6mm for Aliceville.
[redacted]	[redacted]	[redacted]	[redacted]	6/30/15	07/07/15	1	07/07/15	07/07/15		✓	- 06/22/15: Sent high-level info to [redacted]. He believes they may be interested in Aliceville, and will discuss with his team and get back to us. He mentioned Swainsboro is a long shot given location and lack of fiber. - 06/30/15: Confirmed interested in Aliceville, RBC sent NDA to [redacted] - 07/29/15: Passed.
[redacted]		[redacted]	[redacted]							✓	- 07/17/14: Left VM with assistant. - 08/13/14: Left another VM.
[redacted]	[redacted]	[redacted]	[redacted]	7/17/14						✓	- 07/17/14: Spoke to [redacted] is currently busy with an [redacted] financing for the systems they are acquiring from [redacted]. But potentially interested in Aliceville. - 08/13/14: Discussed w/ [redacted] Aliceville is too small given all the other deals w [redacted] they are working on.

Redacted portions have been omitted as confidential and filed separately with the Commission

Project Snow Potential Buyers List Update as of 8/3/15

NDAs Sent: 22 NDAs Signed : 9 Sent 9 CIMs to 9 Companies Passed: 24

Buyer	Contact	Phone	Email	NDA / One-pager Sent	NDA Signed	CIM #	CIM Sent	CIM Softcopy	Pr. Ltr. Sent	Pass	Comment
[redacted]	[redacted]	[redacted]	[redacted]	07/22/14	08/07/14	1	06/16/15	06/16/15		✓	- 07/22/14: Expressed interest. - 08/07/14: Not interested. - 06/24/15: [redacted]ndicated they will get back to us the following week to provide initials thoughts. - 07/07/15: [redacted]e-mailed [redacted]thanking him for the opportunity, but will pass after reviewing the CIM and doing further diligence.
[redacted]	[redacted]	[redacted]	[redacted]	One-pager: 07/22/2014						✓	- 07/23/14: Not interested.
[redacted]	[redacted]	[redacted]	[redacted]	One-pager: 07/22/2014						✓	- 07/23/14: Not interested.
[redacted]	[redacted]	[redacted]	[redacted]	7/17/14						✓	- 07/21/14: Not interested.
[redacted]	[redacted]	[redacted]	[redacted]	7/17/14	7/18/14	1	7/21/14	7/21/14		✓	- 07/17/14: Spoke to [redacted]interested. - 07/31/14: [redacted] is currently looking at other cable assets in [redacted] and will only participate in NCP-8 if able to complete this deal. [redacted] mentioned interest is dwindling in the [redacted] process. - 08/11/14: Unable to acquire other deal in region, so believes these two systems are too small as standalones.
[redacted]	[redacted]	[redacted]	[redacted]	7/17/14	7/18/14	1	7/21/14	7/21/14		✓	- 07/17/14: Spoke to [redacted]interested in Swainsboro and possibly other systems from Northland Communications. - 07/31/14: Will pass given Statesboro is not included. - 07/08/15: Discussed with [redacted] Not interested.
[redacted]	[redacted]	[redacted]	[redacted]							✓	- 07/07/15: Discussed with [redacted] who will follow-up on interest once he discussed with [redacted] - 07/28/15: Not interested.
[redacted]	[redacted]	[redacted]	[redacted]	7/21/14	7/22/14	1	7/22/14	7/22/14		✓	- 07/21/14: Spoke to [redacted] interested. He mentioned [redacted] is currently in the process of acquiring other cable systems in [redacted] - 08/13/14: Will pass. Tied up with other process in [redacted] - 11/06/14: [redacted] hired [redacted] to run MS region.
[redacted]	[redacted]	[redacted]	[redacted]	One-pager: 07/21/2014						✓	- 07/22/14: Not interested.
[redacted]	[redacted]	[redacted]	[redacted]	7/17/14						✓	- 07/17/14: Spoke to [redacted] possibly interested in Aliceville, but may be too far from [redacted]closest system. - 07/22/14: Not interested, NCP-8 systems are too far from [redacted]current plant.
[redacted]	[redacted]	[redacted]	[redacted]	One-pager: 07/21/2014						✓	- 07/21/14: Not interested.

Project Snow Potential Buyers List Update as of 8/3/15

NDAs Sent: 22 NDAs Signed : 9 Sent 9 CIMs to 9 Companies Passed: 24

Buyer	Contact	Phone	Email	NDA / One-pager Sent	NDA Signed	CIM #	CIM Sent	CIM Softcopy	Pr. Ltr. Sent	Pass	Comment
[redacted]	[redacted]	[redacted]	[redacted]	7/21/14	7/25/14	1	7/25/14	7/25/14		✓	- 07/21/14: Sent email to [redacted] and [redacted] providing a map and high-level metrics. - 07/22/14: Interested. - 08/04/14: Will pass. Swainsboro is too far from existing operations. And concerned about Aliceville's demos and growth potential. - 06/11/15: Discussed with [redacted] Not interested.
[redacted]	[redacted]	[redacted]	[redacted]	7/21/14						✓	- 07/24/14: Sent e-mail with map and high-level metrics. - 08/04/14: Left VM. No reply.
[redacted]	[redacted]	[redacted]	[redacted]	One-pager: 07/21/2014						✓	- 07/22/14: Not interested. Would like to acquire Stateboro.
[redacted]		[redacted]	[redacted]	One-pager: 07/08/2015						✓	- 07/07/15: Discussed with [redacted] They're not interested, as it's not a great fit geographically.
[redacted]	[redacted]	[redacted]	[redacted]	7/17/14	7/18/14	1	7/21/14	7/21/14		✓	- 07/17/14: Spoke to [redacted] interested in Aliceville. - 07/31/14: Left VM for [redacted] - 08/13/14: Left another VM and e-mail for [redacted] No reply.
[redacted]	[redacted]	[redacted]	[redacted]	One-pager: 07/21/2014						✓	- 07/21/14: Not interested.
[redacted]	[redacted]	[redacted]	[redacted]	7/17/14	7/18/14	1	7/21/14	7/21/14		✓	- 7/17/14: Left VM for [redacted] She sent follow-up e-mail expressing interest. - 07/31/14: Spoke to [redacted] who remains interested. [redacted] is currently modeling NCP-8. They believe there will be more capex spend required for both systems. - 08/13/14: Will pass. [redacted] noted [redacted] is already spread thinly across a number of states so would only be able to take Aliceville if it came along with a much larger deal. The Swainsboro system is too small. - 06/20/15: Spoke to [redacted] Not interested.
[redacted]	[redacted]	[redacted]	[redacted]							✓	- 07/31/14: Not interested.

Redacted portions have been omitted as confidential and filed separately with the Commission